UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on June 28, 2019

The 2019 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held on Friday, June 28, 2019, at 3:00 p.m. Pacific Time. The annual general meeting of shareholders (the “Annual General Meeting”) will take place at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

The purposes of the Annual General Meeting are:

1. To elect the ten (10) directors named in the accompanying proxy statement who will hold office until the earlier of the 2020 Annual General Meeting or their resignation or removal;

2. To approve named executive officer compensation on an advisory basis; and

3. To appoint Deloitte & Touche LLP as our auditors and independent registered public accounting firm and to authorize the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020.

In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual General Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and our Fourth Amended and Restated Bye-laws, we will also lay before the Annual General Meeting our audited financial statements for the fiscal year ended February 2, 2019.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual General Meeting.

We have established the close of business, Pacific Time, on May 3, 2019, as the record date for determining those shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournment or postponement thereof. Only holders of common shares, par value $0.002 per share, as of the record date are entitled to notice of and to vote at the Annual General Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the Annual General Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised.

Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; and FOR the approval of our auditors and independent registered public accounting firm, and authorizing the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual General Meeting in person, it is important that your shares be represented and voted at the Annual General Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

Santa Clara, California

May 16, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Proxy Card

are available at http://www.astproxyportal.com/ast/25269

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 28, 2019

INTRODUCTION

This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our annual general meeting of shareholders (referred to herein as the “Annual General Meeting” or the “meeting”) scheduled to be held at 3:00 p.m. Pacific Time, on Friday, June 28, 2019, at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. This proxy statement is being made available on or about May 16, 2019. Our Board supports each action for which your vote is solicited.

Our Board asks you to appoint Jean Hu and Mitchell Gaynor as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our registered office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395.

Record Date and Shares Outstanding

The record date for the Annual General Meeting has been set as the close of business, Pacific Time, on May 3, 2019 (“Record Date”). Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 661,347,729 issued common shares, par value $0.002 per share (“common shares” or “shares”). In accordance with our Bye-laws, each issued common share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

In this proxy statement, we sometimes refer to our group holding company, Marvell Technology Group Ltd., as “we,” “us,” “our,” the “Company” or “Marvell.” In this proxy statement, we refer to the fiscal year ended January 28, 2017 as fiscal 2017, the fiscal year ending February 3, 2018 as fiscal 2018, the fiscal year ending February 2, 2019 as fiscal 2019, and the fiscal year ending February 1, 2020 as fiscal 2020.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

Q: Why am I receiving these proxy materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2019 Annual General Meeting to be held at 3:00 p.m. Pacific Time on Friday, June 28, 2019. These materials were first sent or given to shareholders on or about May 16, 2019. You are invited to attend the Annual General Meeting and are asked to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	The notice of the Annual General Meeting,

•	Our proxy statement for the Annual General Meeting, and

•	Our Annual Report on Form 10-K for the year ended February 2, 2019, as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2019.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual General Meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the Annual General Meeting are summarized in the accompanying notice of Annual General Meeting and include:

1.	The election of ten (10) directors who will hold office until the earlier of the 2020 Annual General Meeting or their resignation or removal;

2.	An advisory (non-binding) vote to approve compensation of our named executive officers; and

3.

The appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

In addition, in accordance with Section 84 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and Bye-law 73 of our Bye-laws, our audited financial statements for the fiscal year ended February 2, 2019 will be presented at the Annual General Meeting. These financial statements have been approved by our Board. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

Q: How does our Board recommend that I vote on the proposals?

A: At the Annual General Meeting, our Board recommends our shareholders vote:

1.

FOR the election of the ten (10) director nominees listed in Proposal No. 1, who will hold office until the earlier of the 2020 Annual General Meeting or their resignation or removal (see Proposal No. 1);

2.

FOR the approval, on an advisory and non-binding basis, of named executive officer compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures (see Proposal No. 2); and

3.

FOR the appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020 (see Proposal No. 3).

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A: The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders of record and beneficial owners. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the Annual General Meeting on the Internet, and

•	Instruct us to send future proxy materials to you by email.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials is part of this proxy statement or is incorporated by reference herein.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual General Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: Who can vote?

A: The Record Date for the Annual General Meeting has been set as the close of business, Pacific Time, on May 3, 2019. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 661,347,729 common shares issued. Each issued share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting in person at the meeting or by submitting a completed proxy via the Internet, telephone or by mail. The meeting will take place on Friday, June 28, 2019. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If I am a shareholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the Annual General Meeting. We will provide you a ballot when you arrive.

•	By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card.

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.

•	By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the shareholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name,” you may also vote your shares in person at the Annual General Meeting. You must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the Record Date, together with a form of government-issued personal identification, to be admitted to the Annual General Meeting. To be able to vote your shares held in “street name” at the Annual General Meeting, you will also need to obtain a legal proxy from the shareholder of record.

Q: What happens if I do not cast a vote?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual General Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual General Meeting. A shareholder may also abstain from voting on any proposal. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bye-laws, abstentions have the same effect as an “against” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks and nominees do not have discretionary voting authority on non-routine matters (including Proposals No. 1 and 2) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of directors (Proposal No. 1) and with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf on such matters.

The proposal at the Annual General Meeting to appoint Deloitte & Touche as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote on all matters, but particularly for the matters in Proposals 1 and 2 since they are non-routine matters as described above.

Q: How are votes counted?

A: Each share held by a shareholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting. Voting at the meeting will be taken on a poll in accordance with our Bye-laws.

Q: What if I plan to attend the meeting in person?

A: To help ensure your shares are voted, we recommend that you submit your proxy or voting instruction form prior to the meeting. If you are a shareholder of record, please bring a form of government-issued personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the Record Date, such as a bank or brokerage account statement or letter, together with a form of government-issued personal identification, to be admitted to the meeting.

Q: How can I change or revoke my proxy after I have submitted it?

A: You may change or revoke your proxy at any time before it is voted at the Annual General Meeting by (1) delivering to our registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, a written notice stating that the proxy is revoked, (2) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual General Meeting will be counted), (3) signing and returning a new proxy card with a later date, or (4) attending the Annual General Meeting and voting in person. If you are a beneficial owner and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual General Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: What quorum is required for action at the meeting?

A: The presence in person of two or more persons representing in person or by proxy more than 50% of the total issued voting shares of the Company throughout the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual General Meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our Board in accordance with the Bye-laws to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the Annual General Meeting will be elected as directors to serve until the next Annual General Meeting. Pursuant to our Bye-laws, abstention votes have the same effect as an “against” vote with respect to the election of directors, but broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. If a nominee for director does not receive an affirmative vote of at least a simple majority of the votes cast as set forth above, the nominee will not be elected to the Board, and if the nominee is a current director, his or her term will end immediately following the Annual General Meeting.

Proposal No. 2: Our shareholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the Annual General Meeting to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the executive compensation committee (the “ECC”) will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending February 1, 2020, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved. Abstentions will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: What is the contact information for our Transfer Agent?

A: Contact information for our Transfer Agent is as follows:

AST Shareholder Services Call Center	American Stock Transfer & Trust Company, LLC
Toll Free: 800.937.5449	6201 15th Avenue
Local & International: 718-921-8124	Brooklyn, NY 11219
Hours: 8 a.m. – 8 p.m. ET Monday to Friday	Email: Help@astfinancial.com
Website: www.astfinancial.com

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. To the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the Annual General Meeting?

A: Preliminary voting results will be announced at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Who should I call if I have questions about the Annual General Meeting?

A: You should contact the following:

Ashish Saran

Vice President, Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Phone: (408) 222-3274

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and Bye-law 73 of the Bye-laws, our audited financial statements for the fiscal year ended February 2, 2019 will be presented at the Annual General Meeting. These financial statements have been approved by our Board. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Bye-laws provide that our Board shall consist of not less than two directors or such number in excess thereof as our Board may from time-to-time determine. The number of directors is currently fixed at eleven and there are currently eleven members serving on our Board. After discussing with each director their interest in continuing to serve as directors of the Company, the nominating and governance committee (the “N&G Committee”) has recommended, and our Board has nominated, ten current members of our Board to stand for election at the Annual General Meeting. In discussions with the N&G Committee one of our directors, Mr. Syed Ali, expressed his preference to retire from the Board and to continue to serve the Company in an advisory role. As a result of these discussions, the Board decided not to nominate Mr. Ali as a director for fiscal 2020. If the current nominees are elected, we will have ten members serving on our Board and the number of directors will be reduced to ten.

Our director nominees for the 2019 Annual General Meeting are Tudor Brown, Brad Buss, Edward Frank, Richard S. Hill, Oleg Khaykin, Bethany Mayer, Donna Morris, Matthew J. Murphy, Michael Strachan and Robert E. Switz. All of our director nominees are currently directors who were last elected by shareholders at the 2018 Annual General Meeting, other than Messrs. Buss, and Frank. Messrs. Buss, and Frank were each appointed to the Board on July 6, 2018 pursuant to the terms of a merger agreement entered into between the Company, Cavium, Inc., a Delaware corporation (“Cavium”), and Kauai Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of the Company.

All nominees elected as directors will serve until the earlier of the 2020 Annual General Meeting or their resignation or removal. In the event any new nominees are appointed as directors after this Annual General Meeting, they will be required to stand for election at the next Annual General Meeting and each Annual General Meeting thereafter, if nominated to do so.

Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board or the Board may reduce its size.

Board Recommendation and Required Vote

Our Board recommends that you vote FOR the nominees for director identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions are included in the calculation of votes cast and will have the same effect as an “against” vote with respect to the election of such director. Broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

If the proposal for the appointment of a director nominee does not receive the required affirmative vote of a simple majority of the votes cast, then the director will not be appointed and the position on our Board that would have been filled by the director nominee will become vacant. Our Board can fill the vacancy upon the recommendation of the N&G Committee, in accordance with the Bye-laws, with that director subject to election by our shareholders at the next following Annual General Meeting.

DIRECTOR NOMINEES

Name	Age(1)	Position(s)	Director Since
Richard S. Hill	67	Chairman of the Board	2016
Matthew J. Murphy	46	Director, President and Chief Executive Officer	2016
Tudor Brown	60	Director	2016
Brad Buss	55	Director	2018
Edward Frank	62	Director	2018
Oleg Khaykin	54	Director	2016
Bethany Mayer	57	Director	2018
Donna Morris	51	Director	2018
Michael Strachan	70	Director	2016
Robert E. Switz	72	Director	2016

(1)	The age of each director is provided as of the Record Date.

Richard S. Hill has served as our Chairman of the Board since May 2016. Mr. Hill has served as the Interim President and Chief Executive Officer of Symantec Corp. since May 9, 2019. Mr. Hill has served as a member of the board of directors of Xperi (formerly Tessera Technologies)), a technology and intellectual property licensing firm, since August 2012 and as Chairman of its board since March 2013. Mr. Hill also served as Xperi’s Interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc. until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices. Presently, Mr. Hill is a member of the boards of directors of Xperi, Arrow Electronics, Inc., Symantec Corp. and Cabot Microelectronics Corporation. Within the past five years, Mr. Hill served as a director of Autodesk, Planar Systems, Inc., Yahoo Inc., and LSI Corporation. Mr. Hill received a Bachelor of Science in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

•

Mr. Hill brings to the Board his extensive expertise in executive management and engineering for technology companies, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies, to his role as Chairman of the Board.

Matthew J. Murphy has led the Company as our President and Chief Executive Officer, and served as a director, since joining in July 2016. In his role as Chief Executive Officer, Mr. Murphy is responsible for leading new technology development, directing ongoing operations and driving the Company’s growth strategy. Prior to joining the Company, Mr. Murphy worked for Maxim Integrated, a designer, manufacturer and seller of analog and mixed-signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016, he was Executive Vice President, Business Units, Sales and Marketing. In this capacity, he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Mr. Murphy led the company’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Mr. Murphy serves on the board of directors of eBay Inc. Mr. Murphy earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.

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Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, financial condition, operations, competitive position and business.

Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, also serves on the boards of the Lenovo Group, Garrison Technology and the Semiconductor Manufacturing International Corporation, and until 2018 served on the board of Xperi (formerly Tessera Technologies). Previously, Mr. Brown was one of the founding members and, until May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company, now a wholly-owned subsidiary of the Softbank Group. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown served on the boards of P2i and ANT Software, and held leadership engineering roles at Acorn Computers and Sension. Mr. Brown, who earned an M.A. in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.

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Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Brad Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss serves on the board of directors for Tesla Motors Inc. and Advance Auto Parts, Inc. Mr. Buss served on the board of directors of CaféPress, Inc. from October 2007 until July 2016 and on the board of Cavium from July 2016 to July 2018. Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.

•	Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries.

Edward Frank has served as a director since July 2018. Dr. Frank has served as a Co-Founder and the Chief Executive Officer of Brilliant Lime, a developer of silicon, systems, and software products, since October 2017. Dr. Frank co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, in late 2013 and served as its Chief Executive Officer until September 2016. From 2009 through 2013, Dr. Frank was Vice President of Macintosh Hardware Systems Engineering at Apple Inc. Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Corporation. Prior to joining Broadcom, Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999. Dr. Frank serves on the board of directors of Analog Devices, Inc., Amesite Inc., and eASIC Corporation, and is an advisor to several Bay Area venture capital firms and startups. Dr. Frank served as a director of Fusion-IO, Inc., a computer hardware and software systems company from 2013 until July 2014 when it was acquired by SanDisk Corporation; of Quantenna Communications, Inc., until August 2018; and of Cavium from July 2016 to July 2018. Dr. Frank holds a B.S.E.E. and M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University, where he also serves on the Board of Trustees. In 2018, Dr. Frank was elected to the National Academy of Engineering for his contribution to the development and commercialization of wireless networking products.

•	Dr. Frank brings to the Board his substantial experience in the design, manufacture, sale and marketing of semiconductors and his extensive executive leadership experience.

Oleg Khaykin has served as a director since May 2016. Mr. Khaykin has served as the President and Chief Executive Officer and a member of the board of directors of Viavi Solutions, a provider of network and service enablement solutions, since February 2016. Prior to joining Viavi, Mr. Khaykin was a Senior Advisor at Silver

Lake Partners, a private equity firm. From March 2008 to January 2015, he was President and Chief Executive Officer and a member of the board of directors of International Rectifier, a maker of power semiconductors, which was acquired by Infineon Technology AG. Before joining International Rectifier, Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a provider of semiconductor assembly and test services. Presently, Mr. Khaykin is a member of the board of directors of Avnet, Inc. Mr. Khaykin was previously a member of the board of directors of Zarlink Semiconductor Inc. from 2007 to 2011 and the board of directors of Newport Corporation from 2010 until April 2016 when the company was acquired by MKS Instruments. Mr. Khaykin received a Bachelor of Science in Electrical Engineering from Carnegie-Mellon, and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management.

•	Mr. Khaykin brings to the Board his extensive experience in the semiconductor industry, combined with significant executive management experience.

Bethany Mayer was appointed to the Board in May 2018. Ms. Mayer is an executive partner with Siris Capital Group LLC, a private equity firm. Ms. Mayer served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to January 2019 and served a member of the board of directors of Sempra Energy from February 2017 to November 2018. From 2014 through 2017, she was the President, Chief Executive Officer and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer. Presently, Ms. Mayer is a member of the board of directors of LAM Research Corporation. Ms. Mayer was previously a member of the board of directors of Delphi Automotive, Pulse Secure and Datastax Inc. She holds a Masters in Business Administration from CSU-Monterey Bay and a Bachelor of Science in Political Science from Santa Clara University.

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In addition to her public company Board experience, Ms. Mayer brings to the Board deep domain expertise in networking, high speed communication and security gained over 25 years of experience serving in executive roles in both public and private companies.

Donna Morris was appointed to the Board in May 2018. She has served as Chief Human Resources Officer and Executive Vice President, Employee Experience at Adobe Inc., a multinational computer software company, since December 2018. Also, while at Adobe she served as Executive Vice President, Customer & Employee Experience from 2016 to December 2018, Senior Vice President, Customer and Employee Experience from 2015 to 2016 and SVP Global People and Places from 2007 to 2015. In her current role, she is responsible for all aspects of human resources and the workplace. Presently, Ms. Morris sits on the board of directors of the Adobe Foundation. From 2015 until December 2018, she sat on the board of directors of the Society for Human Resource Management. Ms. Morris received a Bachelor of Arts in Political Science from Carleton University in Ottawa, Ontario, Canada, and holds the Society for Human Resources Management – Senior Certified Professional (SHRM-SCP), Senior HR Professional (SHRP) and Canadian Certified Human Resources Professional (CHRP) designations.

•	Ms. Morris brings to the Board her expertise in shaping the customer and employee experience to drive business results and her knowledge of global human resource management.

Michael Strachan has served as a director since May 2016. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the audit committee for most of that time. Mr. Strachan retired from Ernst & Young LLP in December 2008. From July 2007 until December 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was also a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice

Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. He began his career at Ernst & Young in 1976. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.

•	Mr. Strachan brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance and leadership experience.

Robert E. Switz has served as a director since May 2016. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. He was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. In addition to serving on the board of Micron, Mr. Switz also serves as a director of FireEye, Inc. and previously served as a director of Gigamon, Inc., GT Advanced Technologies, and as lead independent director of Broadcom Corporation until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.

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Mr. Switz brings to the Board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies.

There are no family relationships among any of our director nominees and executive officers.

CORPORATE GOVERNANCE AND

MATTERS RELATED TO OUR BOARD OF DIRECTORS

Shareholder Engagement and Corporate Governance

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to the Company’s long-term success. We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.

Since the beginning of fiscal 2017, we have undergone significant organizational transformation, including significant changes in our Board and management team, and our new Board and management team have made a meaningful effort to engage with our shareholders and other stakeholders. We hold investor day conferences, usually in New York City, approximately every other year. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences. Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it will conduct its business. The Corporate Governance Guidelines provide, among other things, that:

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If the Company has a member of management (or otherwise non-independent Board member) serving as Chairman of the Board, our Board shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	A majority of the directors must be independent;

•	Our Board shall appoint all members and chairs of the Board committees;

•	The N&G Committee screens and recommends Board candidates to our Board;

•	The audit committee, ECC and N&G Committee must consist solely of independent directors; and

•	The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Social Responsibility

We are committed to conducting business in accordance with applicable laws and regulations and we strive to be a socially and environmentally responsible partner in the supply chain by drawing upon internationally recognized standards and best practices. This commitment enables us to advance social and environmental responsibility and business ethics and extends to our supply chain though our Supplier Code of Conduct and our

Policy Statement on Conflict Minerals. Our Environmental Policy Statement, Supplier Code of Conduct and our Policy Statement on Conflict Minerals are available on our website (www.marvell.com) in the “Global Citizenship” section of our webpage. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Supplier Code of Conduct

We rely on our suppliers to meet our high standards as well as industry expectations to ensure that working conditions in their operations are safe, that employees and contractors are treated with respect and dignity, and that business operations are environmentally responsible and conducted ethically.

Our Supplier Code of Conduct applies to our suppliers, their employees, agents and subcontractors, and sets forth our expectations of our suppliers and business partners, including:

•	Compliance with laws and regulations;

•	Business practices and ethics;

•	Health and safety;

•	Labor practices and human rights;

•	Environmental protection;

•	Compliance with RBA Code of Conduct;

•	Responsible sourcing;

•	Audits and assessments; and

•	Reporting questionable or illegal behavior.

Environment

We are taking steps to reduce our energy use and our ecological footprint.

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To set an example for others we’ve implemented an energy-saving program at our corporate offices in Santa Clara, California, to substantially reduce our own energy consumption. Power-saving steps include: a computerized lighting control system that uses 60 percent less electricity than conventional lighting; fluorescent-bulb technology that produces 40 percent brighter light and consumes 30 percent less power; advanced electronic lighting ballasts that save 50 percent more energy than standard ballasts; a 1-megawatt solar panel system; and networked HVAC systems to maximize energy savings.

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As a responsible steward of the environment, we are focused on the careful disposal of the electronic products we produce and distribute. We actively support the protection of the environment by efficiently repurposing and reselling our usable equipment and recycling only the electronic equipment that has reached the end of its lifecycle or is uneconomical to repair.

Philanthropy

We strive to make positive contributions in the communities in which we operate and encourage our employees to do the same. Our employees have a long history of demonstrating generosity, whether through a food drive, a holiday giving program, or by donating their time volunteering or sharing their expertise, our employees show compassion to help communities in need. The Company’s corporate philanthropy is principally directed to educational and humanitarian endeavors. Our focus for our philanthropic activities in fiscal 2019 included the following:

•	supporting organizations that combat hunger, poverty and homelessness;

•	providing educational opportunities (STEM K-12); and

•	supporting community projects or initiatives to enrich the lives of our neighbors.

Political Contributions

We don’t endorse candidates or make political contributions, including donations to any political party, candidate for political office or party official. We don’t sponsor a PAC (political action committee), and we don’t contribute to PACs.

Business Conduct and Ethics

Our policies are designed to promote ethical conduct and compliance with applicable laws and regulatory requirements. Our Code of Business Conduct and Ethics (the “Code”) applies to the members of our Board, all employees (including our principal executive officer, our principal financial officer, our principal accounting officer, our controller and any person performing similar functions) and contractors/contingent workers. Our Code provides the framework for the business practices and behaviors that support our commitment to:

•	honest and ethical business conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest,

•	protecting the Company’s legitimate business interests, including its assets and corporate opportunities,

•	compliance with the laws and regulations in every jurisdiction where we do business,

•	full, fair, accurate, timely and understandable disclosures about the Company, its business and financial results,

•	the confidentiality of information entrusted to our employees, officers, directors and contractors by the company or its customers or other third parties, and

•	accountability for adherence to the Code, including fair processes by which to determine violations.

Our employees, suppliers and other business partners are the eyes and ears of our organization and are in a position to see or hear things that we cannot, such as violations of our Code, or improper or unethical business practices. Because of that, we provide avenues for reporting concerns about unethical behavior or violations of the Code or the law, including contacting the Compliance team at compliance@marvell.com, speaking with any manager or human resources, or contacting our confidential Ethics Concern Line. Marvell will not retaliate against anyone that makes a good faith report about questionable behavior.

Our Code and compliance programs are regularly reviewed by our Board and the audit committee reviews quarterly with our Chief Compliance Officer the status of our compliance programs, including compliance concerns that have been raised. Our Board reviews and approves all material changes to our Code. We will disclose future waivers, if any, and any substantive amendments of our Code on our website or in a Current Report on Form 8-K filed with the SEC within four business days following the date of such waiver. Our Code is available on our website (www.marvell.com) in the corporate governance section of our investor relations webpage. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, the ECC consisted at various times during the year of the following persons: Robert E. Switz, Oleg Khaykin, Tudor Brown, Donna Morris and Peter Feld. The current members of the ECC are Robert E. Switz (Chairman), Oleg Khaykin, Tudor Brown, and Donna Morris.

None of the members of the ECC who served during fiscal 2019 is a current or former officer or employee of us or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.

Director Qualifications

We are required to have a majority of independent directors who meet the definition of “independent director” under applicable rules of the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq and SEC rules. Pursuant to our Corporate Governance Guidelines, we are required to have at least one member of our Board who meets the criteria for an “audit committee financial expert” as defined by Nasdaq and the SEC. We also believe it is appropriate for our Chief Executive Officer to participate as a member of our Board. Our Corporate Governance Guidelines provide that no individual who has attained the age of 75 as of the date of our Annual General Meeting is eligible to be nominated for election at the Annual General Meeting, absent a waiver from our Board.

The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	The highest personal and professional ethics and integrity;

•	The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

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Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	The willingness and ability to devote adequate time to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its shareholders, such as the following qualities and skills:

•	Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

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Diversity of perspective, opinion, experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

•	The fit of the individual’s skills and experience with those of the other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believes that all of the criteria should necessarily apply to every candidate. The committee assesses the effectiveness in this regard during the annual Board evaluation process.

Identifying and Evaluating Nominees for Director

The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. The N&G Committee will consider all persons recommended in the same manner, regardless of the source of nomination.

A shareholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees.

Our Bye-laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual General Meeting in accordance with the procedures in our Bye-laws, should see “Future Shareholder Proposals and Nominations for the 2020 Annual General Meeting” in this proxy statement for further information.

Board Leadership Structure

At the present time, the roles of Chief Executive Officer and Chairman of the Board are separate. In May 2016, Richard S. Hill was appointed to the Board and designated as non-executive Chairman. Because we have an independent, non-executive Chairman, the independent directors on the Board have not designated a lead independent director. However, in the event the independent Board members would designate a lead independent director, his or her duties are set forth in our Corporate Governance Guidelines described above. Our separate Chairman and Chief Executive Officer roles enable our independent Chairman to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business. This structure facilitates effective oversight, and further strengthens our Board’s independent leadership and commitment to enhancing shareholder value and sound governance.

Board Meeting Attendance

There were fifteen meetings of our Board in fiscal 2019, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each director attended at least 75% of the total number of meetings of our Board and committees on which such director served during the period such director served on the Board or committee. The independent directors met regularly in executive session without the presence of the non-independent directors or members of our management.

Committees of our Board

Our Board has three standing committees: the audit committee, the ECC and the N&G Committee. Committee membership as of the Record Date was as follows:

NAME	AUDIT	ECC	N&G
Tudor Brown	—	Member	—
Brad Buss	Member	—	—
Edward Frank	—	—	Member
Richard S. Hill (Chairman)	—	—	—
Oleg Khaykin	—	Member	Chair
Bethany Mayer	Member	—	—
Donna Morris	—	Member	Member
Michael Strachan	Chair	—	—
Robert E. Switz	—	Chair	—
FY19 Number of Meetings	13	7	9

Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website (www.marvell.com) in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Audit Committee

The audit committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and reporting practices of the Company. The audit committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The audit committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered accounting firm, oversees our internal audit function and the independent registered public accounting firm, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The audit committee also reviews, ratifies and/or approves related party transactions. The audit committee typically meets three times each quarter and at such additional times as are necessary or advisable.

Our Board has determined that each member of the audit committee meets the applicable independence, experience and other requirements of the Exchange Act, Nasdaq and the SEC. Our Board has determined that Messrs. Strachan and Buss are “audit committee financial experts” as defined by applicable Nasdaq and SEC rules.

Executive Compensation Committee (“ECC”)

The ECC has the authority to determine or recommend to the Board the compensation for our Chief Executive Officer and all other executive officers, is responsible for administering incentive compensation and equity-based award programs for non-executive employees, and reviewing and recommending changes to such plans, and administers executive officer compensation within the terms of any of our applicable compensation plans, among other responsibilities.

A subcommittee of the ECC comprised of Mr. Switz meets monthly to approve new hire and secondary equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2019. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.

Our Board has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is an “outside director” under Section 162(m), and a “non-employee director” under Section 16 of the Exchange Act.

Nominating and Governance Committee (“N&G Committee”)

The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also reviews periodically with the Chairman of the Board and the President and Chief Executive Officer the succession plans relating to positions held by executive officers, among other responsibilities.

Our Board has determined that each member of the N&G Committee meets the applicable independence requirements of Nasdaq and the SEC.

Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto

The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Frederic W. Cook & Co., Inc. (“F.W. Cook”) was engaged during the beginning of fiscal 2019 and Compensia Inc.

(“Compensia”) was engaged prior to the end of fiscal 2019 and is the current compensation consultant to the ECC. The compensation consultant serves at the discretion of the ECC and provides analysis, advice and guidance with respect to executive compensation.

The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:

•	The provision of other services to the Company by the committee adviser’s employer;

•	The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;

•	The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the committee adviser with a member of the ECC;

•	Any stock of the Company owned by the committee adviser; and

•	Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2019, the ECC reviewed these six factors as they apply to F.W. Cook and Compensia and identified no conflicts of interest.

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Director Nominations

The N&G Committee identifies, recruits and recommends to our Board, and our Board approves, director nominees for election at each Annual General Meeting and new directors for election by our Board to fill vacancies that may arise. Under the Bye-laws, any director appointed by our Board is required to be voted upon by shareholders at our next Annual General Meeting.

The nominees for election at this Annual General Meeting were recommended and approved by the N&G Committee and our Board, respectively. The N&G Committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see “Future Shareholder Proposals and Nominations for the 2020 Annual General Meeting” included in this proxy statement.

Shareholder Communications with Our Board

Our Board has established a process for shareholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief

Administration and Legal Officer, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a shareholder. The Chief Legal Officer (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed.

Director Independence

Our Board has determined that, among the nonemployee nominees for director at this Annual General Meeting, each of Mses. Mayer and Morris, and Messrs. Brown, Buss, Frank, Hill, Khaykin, Strachan and Switz is “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. In addition, Dr. Thakur, Mr. Ali, Mr. Feld and Ms. Elliott were independent during the period they served on the Board. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.

Our Board considered certain relationships, transactions and/or arrangements with each of the directors including those listed below and concluded that none of the above nonemployee directors, or any of their immediate family members, has or has had within the previous three years any relationship with us that would impair his or her independence.

Mr. Khaykin, a member of our Board and of our ECC and N&G Committees, is a non-management director and less than 1% beneficial owner of Avnet, which was a distributor to, and a supplier of, the Company during the most recent fiscal year. Sales to, and purchases from, Avnet were made in the ordinary course of business and on commercially reasonable terms. The Board determined that Mr. Khaykin’s relationship with Avnet and the transactions between the Company and Avnet do not conflict with the elements of independence set forth in the Nasdaq listing standards. In addition, Mr. Khaykin is the Chief Executive Officer, President and Director of Viavi Solutions, Inc, which sold equipment to the Company during the most recent fiscal year. Purchases from Viavi Solutions were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Viavi Solutions. The Board determined that Mr. Khaykin’s relationship with Viavi Solutions and the transactions between the Company and Viavi Solutions do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Khaykin is independent.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for reviewing with management the Company’s major compensation-related risk exposures. The audit committee reviews and discusses with management its program to identify, assess, manage and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, and reputational risks. The N&G Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

During fiscal 2019, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees receive regular reports from our head of internal audit, our Chief Administration and Legal Officer, our Chief Compliance Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

Risks Related to Our Compensation Policies and Practices

As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In March 2018, the ECC asked F.W. Cook, the Committee’s compensation consultant at that time, to perform a risk assessment of our compensation programs. In May 2019, the ECC asked Compensia, the Committee’s compensation consultant at that time, to perform a risk assessment of our compensation programs. The purpose of these reviews was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. F.W. Cook and Compensia, with the assistance of our management, reviewed these programs, taking into consideration:

•	Pay mix;

•	Caps on incentive pay;

•	Performance measures;

•	Funding mechanisms; and

•	Plan governance.

The annual risk assessment concluded that the Company’s compensation programs do not contain incentives to take risks that could have a material adverse effect on the Company.

Director Stock Ownership Guidelines

Each director is expected to have a combination of common shares and unvested restricted stock units with a value equal to five times his or her basic annual cash retainer. There is no specific timeline for compliance, although the Board or the N&G Committee may discuss the reasons for a shortfall with the subject director if it occurs more than five years after being guideline eligible. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met.

Annual General Meeting Attendance

Although directors are encouraged to attend our Annual General Meetings, we do not have a formal policy requiring such attendance. All of the persons who were our independent directors at the time of last year’s meeting, except Dr. Thakur, attended in person or by telephone the 2018 Annual General Meeting.

Compensation of Directors

Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.

The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2018, the N&G Committee reviewed our directors’ compensation relative to the peer group. The N&G Committee determined that the Board’s compensation program is generally at or above the peer group median. However, the N&G Committee, determined that the compensation for the Chairman of the Board was below the median. Therefore, the Board determined that no changes to the compensation program would be made for fiscal 2019 other than to increase the compensation for the Chairman of the Board by $40,000 per year from $60,000 to $100,000.

Cash Compensation

As amended in September 2018, the annual fees for our nonemployee directors for fiscal 2019 are set forth below:

Cash Compensation Element	Cash Compensation Program for Fiscal 2019($)
Annual Retainer	60,000
Chairman fee	100,000	(1)
Audit Committee Chairmanship	25,000
Audit Committee Member	12,500
Executive Compensation Committee Chairmanship	20,000
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chairmanship	15,000
Nominating and Governance Committee Member	7,500

(1)

Prior to September 2018, the annual fee for the Chairman was $60,000, which was paid quarterly based on a pro-rata allocation. After the increase in fees became effective, fees were paid quarterly based on the pro-rata allocation of $100,000.

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2019 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.

Nonemployee directors have the ability to elect to take their cash compensation in the form of the Company’s common shares. Such election must be made during an open trading window in accordance with the Company’s trading policies. None of the nonemployee directors has made such an election to date other than Ms. Morris.

Equity Compensation

Our nonemployee directors are eligible to receive equity awards under the 1995 Stock Option Plan. Each nonemployee director who is elected or appointed at the Annual General Meeting is automatically granted, immediately following the Annual General Meeting, a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $220,000. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual General Meeting. If a Board member joins the Board on a date after the Annual General Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual General Meeting.

Director Compensation Table — Fiscal 2019

The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2019.

Board Members(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)	Total ($)
Syed Ali	34,950		213,395	248,345
Tudor Brown	70,000		217,591	287,591
Brad Buss	42,231		213,395	255,626
Geraldine Elliott	26,831		—	26,831
Peter A. Feld	33,788		—	33,788
Edward Frank	39,319		213,395	252,714
Richard S. Hill	140,000		217,591	357,591
Oleg Khaykin	84,994		217,591	303,585
Bethany Mayer	53,027		244,111	297,138
Donna Morris	42,231	(2)	263,478	319,517
Michael Strachan	80,031		217,591	297,622
Robert E. Switz	81,898		217,591	299,578
Randhir Thakur, Ph.D.	31,800		—	31,800

(1)

Ms. Elliott and Messrs. Feld and Thakur did not stand for reelection at the 2018 Annual General Meeting and therefore did not receive the Annual RSU Grant for fiscal 2019. Mses. Meyer and Morris joined the Board as of June 28, 2018 and received a pro-rata grant in May and the annual grant in June. Messrs. Ali, Buss and Frank joined the Board as of July 6, 2018 and received a pro-rata grant of the Annual RSU Award.

(2)	Ms. Morris elected to receive director fees in stock instead of cash. In connection with this election, she received 1,052 shares on February 1, 2019.
(3)

The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718. The actual value that a director will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

The following table provides the number of shares subject to outstanding RSUs and stock options held at February 2, 2019 for each nonemployee director serving in that capacity during any portion of fiscal 2019, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service as of the vesting date. All of the stock options are fully vested. No nonemployee director currently receives stock options as compensation for his or her Board service.

Board Members(1)	Total RSU Awards Outstanding (#)	Total Stock Options Outstanding (#)		RSU Vesting Date
Syed Ali	9,975	1,260,331	(2)	June 28, 2019
Tudor Brown	10,105	—		June 28, 2019
Brad Buss	9,975	—		June 28, 2019
Geraldine Elliott	—	—		—
Peter A. Feld	—	—		—
Edward Frank	9,975	—		June 28, 2019
Richard S. Hill	10,105	—		June 28, 2019
Oleg Khaykin	10,105	—		June 28, 2019
Bethany Mayer	10,105	—		June 28, 2019
Donna Morris	10,105	—		June 28, 2019
Michael Strachan	10,105	—		June 28, 2019
Robert E. Switz	10,105	—		June 28, 2019
Randhir Thakur, Ph.D.	—	—		—

(1)

Ms. Elliott and Messrs. Feld and Thakur did not stand for reelection at the 2018 Annual General Meeting and therefore did not receive an Annual RSU Grant for fiscal 2019. As of July 6, 2018, Messrs. Ali, Buss and Frank joined the Board and therefore received a pro-rated Annual RSU Grant for fiscal 2019.

(2)	Received in the Cavium merger in exchange for employee stock options to acquire shares of Cavium common stock.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual named executive officer’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value through distribution of equity.

The ECC believes that both the elements and level of fiscal 2019 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-based equity awards further reinforce our compensation program goals. Before casting your vote on this proposal, please review the Compensation Discussion and Analysis, and the related the compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures be and is hereby APPROVED.”

The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is currently provided to shareholders on an annual basis. It is anticipated that the next advisory vote to approve named executive compensation will be conducted at our 2020 Annual General Meeting.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm and to authorize the audit committee, acting on behalf of our Board, to fix the remuneration of the auditors and independent registered public accounting firm. At the Annual General Meeting, shareholders will be asked to appoint Deloitte & Touche as our auditors and independent registered public accounting firm and authorize the audit committee to fix the remuneration of Deloitte & Touche for the fiscal year ending February 1, 2020.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte & Touche and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions and broker non-votes (unless the broker, bank or other nominee exercised discretionary authority to vote on such proposal) will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint Deloitte & Touche at the Annual General Meeting, Deloitte & Touche shall hold office until a successor is appointed in accordance with Bermuda law and the Bye-laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016 for the fiscal year ended January 28, 2017. Representatives of Deloitte & Touche are expected to be present at the Annual General Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees Paid to Deloitte & Touche

In addition to retaining Deloitte & Touche to audit the consolidated financial statements for fiscal 2019, we retained Deloitte & Touche to provide certain other professional services in fiscal 2019. The increase in fees year over year was related to additional work done in connection with the acquisition of Cavium. The aggregate fees billed for fiscal 2018 and fiscal 2019 for each of the following categories of services are as follows:

Fees Billed to the Company	Fiscal 2018($)	Fiscal 2019($)
Audit fees(1)	8,405,877	7,895,315
Audit-related fees(2)	686,088	1,226,144
Tax fees(3)	112,275	1,488,501
All other fees(4)	35,265	484,910

Total Fees	9,239,505	11,094,870

(1)

Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements and certain due diligence related to acquisitions.

(3)	Includes fees for tax compliance and advice and foreign tax matters.
(4)	Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of Deloitte & Touche for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte & Touche provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte & Touche require pre-approval by the audit committee.

In February 2016, the audit committee approved a policy that allows the chairman of the audit committee to pre-approve audit and non-audit services to be provided by Deloitte & Touche without further approval of the full committee, on a case-by-case basis, provided the fees and expenses for such services do not exceed $250,000 per engagement and that all such pre-approvals are communicated to the full committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended February 2, 2019. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The audit committee has reviewed and discussed our audited financial statements with management. The audit committee has reviewed and discussed the audited financial statements with Deloitte & Touche including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, Deloitte & Touche, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the audit committee has discussed with Deloitte & Touche the independence of the independent registered public accounting firm.

After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. The audit committee appointed Deloitte & Touche as our independent registered public accounting firm for the year ending February 1, 2020, subject to our shareholders approving such appointment at the 2019 Annual General Meeting.

The Audit Committee of the Board

Michael Strachan, Chairman

Bethany Mayer

Brad Buss

EXECUTIVE OFFICERS OF THE COMPANY

The following table shows information about our executive officers as of the Record Date:

Executives	Age	Position(s)
Matthew J. Murphy	46	Director, President and Chief Executive Officer
Jean Hu	55	Chief Financial Officer
Daniel Christman	47	EVP, Storage Business Group
Mitchell Gaynor	59	EVP, Chief Administration and Legal Officer and Secretary
Raghib Hussain	47	EVP, Networking and Processor Group and Chief Strategy Officer
Neil Kim	60	EVP, Chief Technology Officer
Thomas Lagatta	61	EVP, Worldwide Sales and Marketing
Andrew Micallef	54	EVP, Chief Operations Officer

Matthew J. Murphy

Mr. Murphy’s biography is included with the other members of the Board above.

Jean Hu has served as the Company’s Chief Financial Officer since August 2016. In this role, Ms. Hu is responsible for the Company’s financial planning and strategy, accounting and reporting, treasury and tax, as well as investor relations. She joined the Company from QLogic Corporation, a manufacturer of networking server and storage networking connectivity and application acceleration products, where she was SVP and Chief Financial Officer from 2011 to 2016. She also served as Acting Chief Executive Officer at QLogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including Chief Financial Officer, Treasurer and SVP of Business Development. Ms. Hu earned a Ph.D. in Economics from Claremont Graduate University and a B.S. in Chemical Engineering from Beijing University of Chemical Engineering.

Daniel Christman has served as Executive Vice President of the Storage Business Group since January 2017. In this role, Mr. Christman oversees the Company’s HDD, SSD and Data Center Storage Solutions. Mr. Christman joined the Company in 2016 as Executive Vice President of Strategic Planning before assuming his current role in 2017. From March 2015 through August 2016, Mr. Christman served as Chief Marketing Officer at ESS Technology, a manufacturer of computer multimedia products, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Mr. Christman spent 17 years at Maxim Integrated, which designs, manufactures and sells analog and mixed-signal integrated circuits, in various executive and general management roles, most recently as Maxim’s Vice President and General Manager of the Human Interface Business Unit from 2011 through 2015. Mr. Christman earned a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute and a B.S. in Physics from SUNY Oneonta and is a graduate of the Stanford Executive Program.

Mitchell Gaynor has served as Executive Vice President, Chief Administration and Legal Officer and Secretary since April 2017, having previously served as our Executive Vice President, Chief Legal Officer and Secretary since May 2016. Prior to joining the Company in 2016, from 2011 to 2015 he served as Executive Vice President, General Counsel and Secretary at Juniper Networks, Inc., a developer and marketer of networking products. In addition, while at Juniper he held a variety of executive roles including Senior Vice President, General Counsel and Secretary from February 2008 to February 2011 and Vice President, General Counsel, and Secretary from February 2004 to February 2008. Previous to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mr. Gaynor began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a B.A. in History from the University of California, Berkeley.

Raghib Hussain has served as the Company’s Executive Vice President for the Networking and Processors Group since July 2018. He also serves as the Company’s Chief Strategy Officer. Prior to joining the Company in

2018, Mr. Hussain served as the Chief Operating Officer of Cavium, a company he co-founded in 2000. Prior to launching Cavium, Mr. Hussain held engineering roles at both Cisco Systems, Inc. and Cadence Design Systems Inc., and helped found VPNet, an enterprise security company. Mr. Hussain earned a B.S. in Computer Systems Engineering from NED University in Karachi, Pakistan, and an M.S. in Computer Engineering from San Jose State University. He holds 30 patents in the fields of networking and security.

Neil Kim has served as the Executive Vice President and Chief Technology Officer since April 2017. In this role, Mr. Kim oversees the Company’s advanced technology and process development efforts. Mr. Kim plans to retire from Marvell on May 31, 2019. Prior to joining the Company in 2017, Mr. Kim served as the Executive Vice President of Operations and Central Engineering at Broadcom, a designer, developer, manufacturer and global supplier of semiconductor and infrastructure software solutions, where he was responsible for all centralized engineering development, global operations and procurement. During his 17-year tenure at Broadcom, he also held a variety of senior management positions in engineering. Prior to joining Broadcom in 2000, he was the Vice President of Engineering at Western Digital. Mr. Kim serves on the board of directors of Astronics Corporation. A holder of 33 patents, he earned his B.S.E.E. from the University of California, Berkeley.

Thomas Lagatta has served as Executive Vice President, Worldwide Sales and Marketing since December 2016. In this role, Mr. Lagatta is responsible for the Company’s direct and channel sales, sales operations, marketing, and corporate communications. Prior to joining the Company in 2016, Mr. Lagatta served as President and Chief Executive Officer of Numecent, a late-stage cloud start-up, from January 2015 through December 2016. From January 2014 to December 2014, he served as a sales consultant for Coto Global Consulting, a support service company. From June 2002 to April 2013, he served in a variety of executive leadership roles at Broadcom, including EVP of Business Development, EVP of Worldwide Sales, and SVP and General Manager of the Enterprise Computing Group. Over the course of his career, he has also held sales and business unit leadership roles at Anadigics, Avnet and Symbios. Mr. Lagatta earned an M.S. in Electrical Engineering from the University of Southern California and a B.S. in Electrical Engineering from The Ohio State University.

Andrew Micallef has served as Executive Vice President and Chief Operations Officer since June 2016. He is responsible for overseeing all of the Company’s manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, as well as its information technology and facilities. In his role, Mr. Micallef is also responsible for the Company’s chip production and managing relationships with related vendors and process partners and is a 19-year veteran of the semiconductor industry. Prior to joining the Company in 2016, he served as SVP Operations at Intersil, a semiconductor company, from January 2015 through June 2016 and VP Customer Engineering and Operations at Audience from July 2010 through January 2015. Prior to that, he held key leadership roles in operations at LSI from April 2007 through July 2010, and Agere Systems from September 2006 to April 2007. He has also played key operations and finance roles at Fujitsu-ICL Systems and IBM. Mr. Micallef began his career as a mechanical and fluid systems design engineer with General Dynamics. He holds an M.B.A. and an M.S. in Mechanical Engineering from the University of Michigan, and a B.S. in Mechanical Engineering from the University of Notre Dame.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of February 2, 2019, the last day of our fiscal year, except as noted otherwise, for: `

•	Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	Each of our directors and nominees for director;

•	Each of our named executive officers named in the Summary Compensation Table of this proxy statement; and

•	All directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name	Number	Percent**
5% Shareholders:
FMR LLC(2)	80,824,522	12.3
245 Summer Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.(3)	59,671,183	9.1
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group(4)	55,899,212	8.5
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.(5)	35,692,591	5.4
55 East 52nd Street
New York, NY 10055

Directors and Named Executive Officers:
Richard S. Hill, Chairman of the Board(6)	54,906	*
Matthew J. Murphy, Director, President and CEO(7)	146,272	*
Syed Ali, Director(8)	5,768,846	*
Tudor Brown, Director(6)	20,532	*
Brad Buss, Director(6)	45,027	*
Edward Frank, Director(6)	19,587	*
Oleg Khaykin, Director(6)	43,204	*
Bethany Mayer, Director(6)	1,275	*
Donna Morris, Director(6)	2,327	*
Michael Strachan, Director(9)	69,146	*
Robert Switz, Director(10)	38,204	*
Jean Hu, Chief Financial Officer(6)	51,077	*
Mitchell Gaynor, EVP Chief Administration and Legal Officer and Secretary(6)	35,576	*
Raghib Hussain, EVP for the Networking and Processors Group and Chief Strategy Officer(11)	1,139,740	*
Neil Kim, EVP and Chief Technology Officer(6)	15,488	*
All directors and executive officers as a group (18 persons)(12)	7,535,398	1.1

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 658,513,734 shares issued and outstanding as of February 2, 2019.
(1)

Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares with respect to which the shareholder has sole or shared voting or investment power and any shares that the shareholder has a right to acquire within 60 days after February 2, 2019 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.
(2)

Holdings for FMR and Abigail Johnson are as of December 31, 2018 and are based solely on information on Schedule 13G/A filed with the SEC on February 13, 2019. As disclosed therein, FMR reports sole voting power over 11,673,743 shares and sole dispositive power over 80,824,522 shares, while Ms. Johnson reports sole dispositive power over 80,824,522 shares. According to the Schedule 13G/A, neither FMR nor Ms. Johnson has sole power to vote or direct the voting of shares owned directly by various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Board of Trustees.

(3)

Holdings for T. Rowe Price are as of December 31, 2018 and are based solely on information on Schedule 13G/A filed with the SEC on February 14, 2019. As disclosed therein, T. Rowe Price reports sole voting power over 23,028,530 shares and sole dispositive power over 59,671,183 shares.

(4)

Holdings for Vanguard are as of December 31, 2018 and are based solely on information on Schedule 13G/A filed with the SEC on February 11, 2019. As reported therein, Vanguard reports sole voting power over 419,568 shares, shared voting power over 123,474 shares, sole dispositive power over 55,365,172 shares, and shared dispositive power over 534,040 shares.

(5)

Holdings for BlackRock are as of December 31, 2018 and are based solely on information on Schedule 13G filed with the SEC on February 8, 2019. As reported therein, BlackRock reports sole voting power over 31,140,307 shares and sole dispositive power over 35,692,591 shares.

(6)	Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019.
(7)	144,517 shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees. 1,755 shares held directly by Mr. Murphy.
(8)	Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019. Includes 1,260,331 vested options.
(9)

Includes 16,298 shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 shares held by Mr. Strachan’s IRA; 7,830 shares held by his spouse’s IRA; and 32,338 shares held directly by Mr. Strachan. Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019.

(10)

Includes 2,500 shares held by the Robert E Switz Trust of which Mr. Switz is a trustee and 35,704 shares held directly by Mr. Switz. Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019.

(11)

Includes 26,108 shares held by the Emaad Hussain 2007 Irrevocable Trust; 26,108 shares held by the Reja Ragib 2007 Irrevocable Trust; 26,108 shares held by the Zayaan Hussain Irrevocable Trust; and 650,794 shares held directly by Mr. Hussain. Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019. Includes 410,622 vested options.

(12)	Includes 0 restricted stock units scheduled to vest within 60 days after February 2, 2019. Includes 1,670,953 vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers and directors and persons who beneficially own more than 10% of our shares are required to file with the SEC and furnish to us reports of ownership and change in ownership with respect to all our equity securities. Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended February 2, 2019, and representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals, except that one Form 4 for Raghib Hussain was filed late due to an administrative error.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2019, which began on February 3, 2018 and ended on February 2, 2019:

•	Matthew J. Murphy, Director, President and Chief Executive Officer

•	Jean Hu, Chief Financial Officer

•	Neil Kim, Executive Vice President and Chief Technical Officer*

•	Mitchell Gaynor, Executive Vice President, Chief Administration and Legal Officer and Secretary

•	Raghib Hussain, Executive Vice President, Networking and Processor Group and Chief Strategy Officer

*	Mr. Kim will be re-retiring from the Company at the end of May 2019.

Executive Summary

Fiscal Year 2019 Highlights

•	On July 6, 2018, we completed our acquisition of Cavium diversifying our revenue and doubling our SAM (served available market) to $16 billion.

•	Net revenue in fiscal 2019 was $2.9 billion and was 19% higher than net revenue of $2.4 billion in fiscal 2018, due largely to the acquisition of Cavium.

•	GAAP net loss from continuing operations for fiscal 2019 was $(179) million, or $(0.30) per diluted share.

•	GAAP gross margin was 50.9% in fiscal 2019.

•	Net cash from operating activities was $596.7 million in fiscal 2019.

•	We returned $252.1 million to stockholders in fiscal 2019, including $104.0 million through repurchases of common stock and $148.1 million through the payment of cash dividends.

Corporate Governance Framework: What We Do and What We Don’t Do

The Company’s executive compensation framework includes the following practices, each of which reinforces our executive compensation objectives:

WHAT WE DO	WHAT WE DON’T DO
✓ We emphasize the use of performance-based incentives (e.g., approximately 60% of our executive officers’ annual equity grant value is to be earned based on the achievement of performance-goals).	✗ We prohibit our directors, officers and employees from engaging in hedging or monetization transactions, including short sales or transactions in publicly traded options.
✓ The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.	✗ We do not provide for “golden parachute” excise tax-gross-ups or other payments for any of our executive officers.
✓ We regularly review the peer group we use for compensation comparisons to ensure that it appropriately aligns with our revenue and market capitalization.	✗ We generally prohibit our directors, officers and employees from pledging Company securities as collateral.
✓ We have stock ownership guidelines for our executive officers and non-employee directors.	✗ We do not provide material perquisites.
✓ We have a “claw back” policy with respect to recoupment of CEO and CFO bonuses in the event of a restatement.	✗ We do not have minimum payment levels under our Annual Incentive Plan or for our performance-based equity awards.
✓ We have Compensation Committee oversight and review the risk profile of our compensation plans annually.	✗ We do not have special retirement plans exclusively for our executive officers.
✓ We conduct an annual say-on-pay vote. ✓ We impose limits on maximum incentive payouts.	✗ We do not pay dividends or dividend equivalents on our unvested restricted stock units.

Overview of Executive Compensation

Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program links our financial and operational performance and the short-and long-term incentives used to reward our executives. The program is designed to deliver a target mix of fixed and variable compensation weighted toward performance and the creation of shareholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.”

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our shareholders. To achieve this, our executive compensation program is based on the following goals:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance;

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods;

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years; and

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value through distribution of equity.

Key Changes to Our Executive Compensation Program for Fiscal 2019

The ECC engages in an ongoing review of the Company’s executive compensation programs to ensure that they support the Company’s compensation objectives. For fiscal 2019, the ECC made the following changes to our executive compensation program:

•	Modifications were approved to the compensation peer group against which the ECC assesses the competitive market for executive compensation in connection with the proposed acquisition of Cavium.

•	Targets for certain performance-based restricted stock units were set in a manner that accounted for the contemplated acquisition of Cavium.

Advisory Vote on Executive Compensation (“Say on Pay”)

We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2018 Annual General Meeting, we received support from approximately 90% of shareholders voting on the proposal for our fiscal 2018 named executive officer compensation program. In light of the strong support of our shareholders on the say-on-pay vote, the ECC did not make any changes to our executive compensation program as a direct result of the 2018 say-on-pay vote.

The ECC continues to review and refine our compensation program design to align the program with appropriate incentives to drive an increase in shareholder value.

Determining Compensation for Our Named Executive Officers

The Role of the ECC

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq, the SEC and the Internal Revenue Code (“IRC”).

As part of its responsibilities, the ECC conducts an annual review of the base salary, target bonus opportunities and equity awards made to our named executive officers and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2019 by its independent compensation consultants, and by senior members of the Company’s human resources and legal organizations.

The Role of the Compensation Consultant

Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own independent compensation consultant who reports to the committee’s chairman. During fiscal 2019, the ECC engaged the services of F.W. Cook and Compensia as its independent compensation consultants. F.W. Cook served as the ECC’s compensation consultant between the beginning of fiscal 2019 and July 2018, and Compensia began serving as its compensation consultant starting August 2018. During fiscal 2019, neither consultant provided services to the Company other than services to the ECC, and each consultant worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible. The ECC retains its independent compensation consultants to provide information, analysis and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.

The compensation consultant attended meetings of the ECC during fiscal 2019, and provided the following services:

•	Reviewed the Company’s peer group for executive compensation purposes for fiscal 2019 and provided recommendations for changes to the peer group;

•

Evaluated the competitive positioning of base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2019 decision-making with respect to each executive officer and each other vice president and higher who reported directly to the Chief Executive Officer;

•	Advised on fiscal 2019 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Reviewed compensation policies applicable to both executive officers and non-executive employees, such as the 401(k) Plan and the Employee Stock Purchase Plan;

•	Reviewed the Company’s Sales Incentive Plan;

•	Reviewed and provided recommendations on the Company’s employee equity grant program and on the Company’s annual burn rate;

•	Reviewed change in control and any executive severance plans or agreements;

•

Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

•	Assisted with the preparation of this Compensation Discussion and Analysis for this proxy statement.

The Role of Management

One key objective of our executive compensation program is to align the program with shareholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During fiscal 2019, the ECC also consulted with senior members of the Company’s human resources and legal organizations when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management, and no executive officer participates in the ECC’s deliberations over the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Administration and Legal Officer participated in discussions regarding the design and targets of our incentive compensation programs).

The Role of the Chief Executive Officer

Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him, but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are made. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultants and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.

The Role of Peer Groups and Benchmarking – Market Analysis

The ECC considers relevant market pay practices when setting executive compensation. In December 2017, F.W. Cook suggested, and the ECC approved, certain revisions to the compensation peer group, with the result that the median peer company revenue and market capitalization were increased to more closely align with expected Company revenue and market capitalization after the closing of the transaction with Cavium. At that time, the ECC removed Cavium, Ciena Corporation, Cirrus Logic, Inc., Linear Technology Corporation, and Integrated Device Technology, Inc. from the peer group and added Palo Alto Networks Inc., Cadence Design Systems, Inc., Synopsys Inc., NetApp, Inc. and Seagate Technology PLC to the peer group. The twenty peer companies and their revenue and market capitalization as of November 30, 2017 are as follows:

Advanced Micro Devices, Inc.	✓	Maxim Integrated Products, Inc.	✓	Seagate Technology
Analog Devices, Inc.	✓	Microchip Technology Incorporated	✓	Skyworks Solutions, Inc.	✓
Cadence Design Systems		Microsemi Corporation	✓	Synopsys
Cypress Semiconductor Corporation	✓	NetAPP		Skyworks Solutions, Inc.	✓
F5 Networks		ON Semiconductor Corporation	✓	Teradyne, Inc.	✓
Juniper Networks, Inc.		Palo Alto Networks, Inc.		Xilinx, Inc.	✓
Lam Research Corporation	✓	Qorvo, Inc.	✓

		Revenue		Market Capitalization
75th Percentile		$5.2B		$18.1B
Median		$2.9B		$13.8B
25th Percentile		$2.1B		$9.4B

✓	indicates company is on PHLX Semiconductor Sector Index

Elements of Compensation

Our fiscal 2019 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives and employee benefits.

Annual Base Salary

Our base salary represents the fixed component of our executive compensation program. Base salaries are provided to:

•	Recognize expertise, skills, knowledge and responsibilities of our executives;

•	Reward individual performance and contribution to our overall business goals; and

•	Attract and retain executive talent by providing competitive fixed base salaries.

Annual Incentive Plan

Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:

•	Provide additional focus on the achievement of annual company goals;

•	Align target total cash compensation with actual Company performance;

•	Provide competitive total cash targets to attract and retain executive talent; and

•	Reward our executives for the achievement of Company goals.

Long-Term Incentive Equity Awards

Our long-term incentive compensation (“LTI”) is granted in the form of equity (i.e., performance-based and time-based restricted stock units) and is designed to:

•	Attract and retain critical executive talent by providing a competitive earnings opportunity through our equity programs;

•	Align the interests of our executives and our shareholders;

•	Focus our executives on achieving and sustaining longer-term business results; and

•	Reward and differentiate superior Company and executive performance.

Benefits and Perquisites

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees.

We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

We offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan.

Our current named executive officers did not receive any material employee benefits or perquisites in fiscal 2019 other than the employee benefits and perquisites provided to all employees.

Executive Compensation Program for Fiscal 2019

In March 2018, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective, and generally targeted the total direct compensation for our named executive officers at or around the peer group median for fiscal 2019.

Base Salary

The ECC made changes to the named executive officer base salaries from fiscal 2018 to fiscal 2019 as shown below to better align their base salaries with the competitive market as reflected by our peer group. Mr. Hussain joined the Company in July 2018 in connection with the merger with Cavium.

Executives	Fiscal 2018 Base Salary($)	Fiscal 2019 Base Salary($)
Matthew J. Murphy	750,000	800,000
Jean Hu	450,000	480,000
Neil Kim	450,000	450,000
Mitchell Gaynor	450,000	470,000
Raghib Hussain	n/a	450,000

Annual Incentive Plan (AIP)

Target Bonus Opportunities

At the beginning of fiscal 2019, the ECC reviewed the design of the AIP and made no changes to the target bonus opportunities (expressed as a percentage of base salary) for the named executive officers for fiscal 2019. Mr. Hussain joined the Company in July 2018 in connection with the merger with Cavium. For fiscal 2019, under the terms of his employment offer letter, his target bonus was pro-rated based on the date of the closing of the transaction and guaranteed to be paid out at least at the target level.

Executives	Base Salary (in 000’s)($)	Target Annual Bonus%	Target Annual Bonus $ (in 000’s)($)
Matthew J. Murphy	800	150%	1,200.0
Jean Hu	480	100%	480.0
Neil Kim	450	75%	337.5
Mitchell Gaynor	470	75%	352.5
Raghib Hussain	450	75%	337.5

AIP Design — Corporate Performance Measures

Under the AIP, in order for an executive to be eligible to receive a cash bonus, the Company had to meet a threshold non-GAAP earnings-per-share goal. For these purposes, earnings-per-share (as well as the non-GAAP measures below) was adjusted to exclude M&A/divestiture expense, litigation expense, equity compensation expense, and restructuring costs. Bonus payouts may range between 0% and 200% of the target bonus opportunity. If the threshold performance goal is not met, no bonuses will be payable under the AIP.

If the Company’s threshold performance goal was met, the fiscal 2019 AIP then provided for potential payouts based on the following metrics:

(i)	revenue for Marvell products only,

(ii)	non-GAAP gross margin percentage for Marvell products only (defined as non-GAAP gross profits from continuing operations divided by revenue),

(iii)	non-GAAP operating income margin percentage (defined as non-GAAP operating income divided by net sales) for the first half of fiscal 2019 for Marvell products only, and

(iv)	non-GAAP operating income margin percentage for the second half of fiscal 2019 (including the impacts of the acquisition of Cavium).

The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum payout.

AIP Design — Individual Performance Goals

In fiscal 2018, all executive officer incentive payouts under the AIP were based on the achievement of the Company’s performance goals and accordingly performance achievement was the same for all AIP participants. In fiscal 2019, the ECC determined that it was desirable to provide for some limited variation in incentive compensation based on individual performance. As a result, in fiscal 2019, 100% of the incentive compensation for the Chief Executive Officer and Chief Financial Officer under the AIP would be based solely on the above Company performance goals and that payouts under the AIP for other named executive officers would be based 80% on the above Company performance goals and 20% on individual performance goals, provided that no overachievement on the 20% individual component was permitted unless the Company achieved at least 100% of the Company’s performance goals. Although the program allowed for this limited component based on individual performance goals, as a result of the weaker Company performance, the ECC determined that all the named executive officer payouts under the AIP would be based solely on the Company’s level of achievement of the Company performance goals (which the ECC determined to be 68% achievement), except for Mr. Hussain. As described above, Mr. Hussain received a payout of 100% of his target bonus opportunity which was then pro-rated for his length of service as provided under the terms of his employment offer letter.

Actual Performance Against Goals

The Company’s threshold performance goal was non-GAAP earnings per share of $0.10. The Company’s actual performance was $1.19 per share on a non-GAAP basis, which exceeded the threshold, thereby allowing the ECC to consider payment under the AIP. The following table presents the fiscal 2019 AIP Company performance goals established by the ECC at threshold, target, high and maximum performance levels, and the actual fiscal 2019 performance for each of these metrics, each of which was tied to the annual operating plan approved by the Board.

	Annual Operating Plan				Scoring
Performance Metric	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,410	$2,460	$2,510	$2,600	$2,379	0%	30%
Non-GAAP Gross Margin (%)(1)	61.3%	63.3%	64.2%	65.0%	63.7%	122%	30%
1H Non-GAAP Operating Income Margin (%)	24%	26%	30%	35%	29%	139%	20%
2H Non-GAAP Operating Income Margin (%)	27%	32%	35%	38%	28%	20%	20%
Payout (% of Target)	0%	100%	150%	200%		68%

As a result of the Company’s performance in fiscal 2019 against its financial objectives, each named executive officer was paid a percentage of his or her target bonus opportunity, as set forth below (in 000’s):

Executives	Target Annual Bonus ($)	Funding Factor Corporate		Funding Factor Individual(2)	Actual Payout( $)
Matthew J. Murphy	1,200.0	68%		0%	816.0
Jean Hu	480.0	68%		0%	326.4
Neil Kim(2)	337.5	68%		0%	229.5
Mitchell Gaynor(2)	352.5	68%		0%	239.7
Raghib Hussain	337.5	100	%(1)	0%	195.1

(1)	Mr. Hussain’s bonus was paid at 100% of target and then pro-rated to take into account his length of service in fiscal 2019.
(2)

At the end of the fiscal year based on the weaker Company performance, it was decided by the ECC that all the named executive officer payouts should be based solely on Company performance, except for Mr. Hussain who received a 100% of a pro-rata target bonus payout under the terms of his offer letter.

Discretionary Cash Bonuses

The ECC has the discretion to award cash bonuses outside of the AIP in recognition of individual performance, although historically it has not exercised this discretion on a regular basis. For fiscal 2019, none of the named executive officers received a discretionary bonus in addition to their awards under the AIP.

Measurement and Settlement of Performance-Based (TSR) Restricted Stock Unit Awards Granted in FY17

The fiscal 2017 TSR Restricted Stock Unit Awards vest on the third anniversary of the vesting start date based on achievement of performance objectives relating to the relative TSR of the Company’s common stock as compared to the TSR of the constituent companies of the Philadelphia Semiconductor Sector Index over the performance period measured from August 11, 2016 through the end of fiscal year 2019, provided that the named executive officer continues to serve as a service provider through the third anniversary of the vesting start date. The percentage of TSR Units that could be earned and vest is as follows, with interpolation of the payout percentages for TSR between the 25th and 75th percentiles:

Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0%	50%	100%	150%

Each participating named executive officer earned shares at 131% of target, corresponding with a TSR of 79.32% for the performance period.

Name	Grant Date	Vest Date	Number of Shares
Matthew J. Murphy	8/11/2016	7/15/2019	137,652
Jean Hu	9/12/2016	9/15/2019	51,709
Mitch Gaynor	8/11/2016	6/15/2019	27,529

Measurement and Settlement of Performance-Based (FPM) Restricted Stock Unit Awards Granted in FY18

The fiscal 2018 FPM Restricted Stock Unit Awards are earned subject to the following financial performance metrics:

•	30% based on fiscal 2019 revenue growth compared to fiscal 2017; and

•	70% based on total non-GAAP operating income for fiscal years 2018 and 2019.

The percentage of FPM Units that could be earned and vest is 0% below threshold performance, 50% at threshold performance, 100% at target performance and 200% at maximum performance, measured at the end of fiscal 2019. The earned units, if any, then vest on the three-year anniversary of the grant date.

Each participating named executive officer earned shares at 157% of target as set forth below.

Metric	Threshold	Target	Max	Actual	Weighting	Score	Calculation
Non-GAAP Operating Income ($Ms)	894	1,074	1,402	1,371	70%	190%	133%
Revenue Growth (%)	0%	3%	6%	1.67%	30%	78%	24%
Payout (% of target)	50%	100%	200%				157%

Each participating named executive officer earned the number of shares with the vesting dates as set forth below.

Name	Grant Date	Vest Date	Number of Shares
Matthew J. Murphy	4/15/2017	4/15/2020	132,350
Jean Hu	4/15/2017	4/15/2020	52,941
Mitch Gaynor	4/15/2017	4/15/2020	38,503
Neil Kim(1)	6/15/2017	5/15/2020	43,854
Neil Kim(1)	6/15/2017	5/15/2020	51,650

(1)

Mr. Kim’s grant was broken into two separate grant agreements, which contained the same terms except for the number of shares at target. Mr. Kim has announced plans to retire in May of 2019 and is not expected to vest in these grants.

Fiscal 2019 Equity Awards

To determine individual equity award amounts, the ECC considered each executive officer’s compensation against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of his or her unvested equity from previously granted awards. The value of the Chief Executive Officer’s award was slightly below the median of the awards granted to the chief executive officers of the companies in the peer group.

The ECC approved the following grants to the named executive officers (other than Mr. Hussain), on March 14, 2018, which were comprised of 40% restricted stock units, 30% TSR performance-based restricted stock units and 30% financial target performance-based restricted stock units. Mr. Hussain’s grants were made pursuant to the offer letter entered into with him in November 2018 in connection with the signing of the acquisition agreement with Cavium and granted on August 15, 2018 after the closing of the Cavium merger.

The grant date fair value of the total awards is provided in the Summary Compensation Table and the Grants of Plan-Based Awards Table, and the number of units per equity vehicle at target are shown below:

Executives	RSU # shares	TSR # shares	FPM # shares	Total Shares at Target (#)
Matthew J. Murphy	102,681	77,011	77,011	256,703
Jean Hu	37,256	27,942	27,942	93,140
Neil Kim	31,259	23,444	23,444	78,147
Mitchell Gaynor	23,626	17,720	17,720	59,066
Raghib Hussain	104,529	34,843	34,843	174,215

Fiscal 2019 RSU Grants. The RSUs (other than the RSUs granted to Mr. Hussain) vest as to 33% on April 15, 2019 and in eight equal quarterly installments on each of July 15, 2019, October 15, 2019, January 15, 2020, April 15, 2020, July 15, 2020, October 15, 2020, January 15, 2021 and April 15, 2021. The RSU granted to Mr. Hussain vests as to 33% on August 15, 2019, 33% on August 15, 2020, and 34% on August 15, 2021.

Fiscal 2019 TSR Grants. The fiscal 2019 TSR awards are based on the achievement of performance objectives relating to the relative total shareholder return of the Company’s common shares as compared to the total shareholder return of the companies on the Philadelphia Semiconductor Sector Index over the performance period measured from April 15, 2018 to April 5, 2021. There will be a straight-line interpolation of the payout percentages for TSR between the 25th and 75th percentiles, rounded up to nearest whole share.

Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0%	50%	100%	150%

If the performance target is met, the earned shares will vest on April 15, 2021, except that the grant to Mr. Hussain will vest on August 15, 2021. Mr. Kim has announced plans to re-retire in May of 2018 and is not expected to vest in these grants.

Fiscal 2019 FPM Grants. The fiscal 2019 FPM grants had two different vesting alternatives depending on whether the acquisition with Cavium closed during the fiscal year. The percentage of FPM Units that could be earned and vest is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum performance, measured at the end of fiscal 2020.

The below performance metrics were what would have applied if the Cavium acquisition had not closed:

•	30% based on fiscal 2020 revenue growth compared to fiscal 2018; and

•	70% based on total non-GAAP operating income for fiscal years 2019 and 2020.

The following performance metrics were the ones that actually were applied as a result of the July 6, 2018 completion of the acquisition of Cavium:

•	30% based on fiscal 2020 revenue; and

•	70% based on total non-GAAP operating income for fiscal year 2020.

While we have elected not to publicly disclose the specific revenue and operating income goals in place for competitive harm reasons, the ECC believes that the target levels require meaningful growth over previous revenue and operating income results before a target level payout would occur.

If the performance targets are met, the earned shares will vest on April 15, 2021, except that the grant to Mr. Hussain will vest on August 15, 2021. Mr. Kim has announced plans to re-retire in May of 2018 and is not expected to vest in these grants.

Other Factors Considered in Determining Executive Compensation

Employment Agreements

See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. The ECC approved entering into severance agreements for Mr. Murphy and Mr. Gaynor concurrently with their commencement of employment, given the recent Board and management changes at the Company.

Change in Control Severance Plan (“CIC Plan”)

In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan is filed as Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on June 20, 2016.

The ECC designed the CIC Plan to protect key employees involved in certain transactions in order to facilitate a clear focus on what is best for shareholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning upon a Change in Control and ending on the date that is 18 months following the Change in Control (i.e., double trigger).

The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Jean Hu (Tier 2); Neil Kim (Tier 2); Mitchell Gaynor (Tier 2); and Raghib Hussain (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”

Mr. Hussain has additional change in control terms in his offer letter related to the treatment of Cavium equity awards assumed at the closing of the Cavium merger. See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for the terms of employment, severance and change in control agreements the ECC has approved for Mr. Hussain.

Equity Grant Practices

Our Board has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:

•

The ECC, or a subcommittee thereof, has the authority to approve equity grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity grants to our executive officers.

•

Equity grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire. These awards may only be made by the ECC or a subcommittee of the ECC and are typically based upon the recommendation of the Chief Executive Officer or a set of guidelines approved by the Chief Executive Officer and the ECC.

•	Annual equity grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of April in each calendar year.

•

The Company discontinued granting stock options during 2016 and has granted restricted stock units in lieu thereof. If the Company should grant stock options, such grants shall not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window” as set forth in our insider trading policy. Such restriction does not apply to restricted stock units or other types of equity awards that do not include an exercise price or other term related to the market price of our securities on the date of grant. Other than with respect to annual equity grants, grants to named executive officers must be made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatement

In the event of a restatement of our financial results, where a bonus was paid to the Chief Executive Officer and/or the Chief Financial Officer based on financial results that were subject to the restatement and there is finding by a majority of the disinterested members of our Board at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the Chief Executive Officer or Chief Financial Officer, respectively, our Board shall review all such bonuses for the period(s) in which the results were restated. If such bonuses would have been lower had they been calculated based on the restated results, our Board will, to the extent permitted under applicable law, seek to recoup for the benefit to us of all such bonuses paid to the Chief Executive Officer and/or Chief Financial Officer, as applicable. This policy applies in addition to any right of recoupment against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers

Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other shareholders. These guidelines were amended in September 2017 to provide that executive officers should have a combination of common shares and unvested restricted stock units equal in value to (i) five times the annual base salary for the Chief Executive Officer, and (ii) two times their respective annual base salary for the other named executive officers. While the Board reviews progress against these guidelines annually and updates them as appropriate, there is no specific timeline for compliance. The Board or the N&G Committee may discuss the reasons for a shortfall if it occurs more than five years after being guideline eligible and more than three years after a promotion increases the guideline expectation. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units and performance-based restricted stock units until the guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in salary, or guideline policy change.

Tax Considerations

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the IRC generally disallowed a tax deduction to publicly held companies for compensation paid to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer) that did not qualify as performance-based in accordance with Section 162(m). In connection with compensation decisions prior to the adoption of TCJA, the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) of the IRC and sought to qualify certain elements of executive compensation as performance-based while also delivering competitive levels and forms of compensation. Under the TCJA, the “qualified performance-based compensation” exception was eliminated and the $1 million deduction limit on deductibility generally was expanded to include all named executive officers, including the chief financial officer. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date (“Pre-TCJA Compensation Agreements”). Certain equity grants made under our 1995 Stock Option Plan, as amended, may be deemed to be Pre-TCJA Compensation Agreements.

Subject to these “grandfathering” rules, the Company may no longer take a tax deduction for any compensation paid to its named executive officers in excess of $1,000,000 in any tax year beginning on or after January 1, 2018. Our ECC may consider the deductibility of compensation when making decisions, but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our shareholders.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging and anti-pledging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities or in trading market exchanged “derivative securities” tied to our securities.

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 (incorporated by reference) and this proxy statement.

The ECC:

Robert Switz, Chairman

Tudor Brown

Oleg Khaykin

Donna Morris

Compensation of Named Executive Officers

Fiscal 2019 Summary Compensation Table

In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer as of the end of fiscal 2019; (2) the individual who served as our principal financial officer as of the end of fiscal 2019; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of fiscal 2019.

The following table shows the compensation earned by our named executive officers for the fiscal years noted. In accordance with SEC rules, we have not provided information for those individuals who were not named executive officers for fiscal year 2017 and 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Matthew J. Murphy	2019	792,308	—	5,553,282	816,000	4,720	(4)	7,166,309
Director, President and CEO	2018	764,423	—	3,986,603	1,473,750	3,720		6,228,496
	2017	403,846	2,100,000	11,365,881	624,655	2,471		14,499,853

Jean Hu	2019	475,385	—	2,014,907	326,400	4,720	(5)	2,821,412
Chief Financial Officer	2018	458,654	—	1,594,664	589,500	3,720		2,646,538
	2017	188,654	—	1,649,976	158,122	75,791		2,072,543

Neil Kim	2019	450,000	—	1,690,562	229,500	4,504	(6)	2,374,566
EVP, Chief Technology Officer	2018	355,627	500,000	3,504,868	344,010	203,504		4,908,009

Mitchell Gaynor	2019	466,923	—	1,277,781	239,700	4,720	(7)	1,989,124
EVP, Chief Administration and Legal	2018	458,654	—	1,159,763	442,125	3,720		2,064,262
Officer and Secretary	2017	302,885	75,000	1,099,974	186,464	4,253		1,668,576

Raghib Hussain(1)	2019	261,346	—	3,361,722	195,103	35,009	(8)	3,853,180
EVP, Networking and Processors Group and Chief Strategy Officer

(1)	Mr. Hussain joined the Company in July 2018.

(2)

The dollar value of RSUs and performance awards shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target performance on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each RSU award and performance award will depend on the price per share of our common shares at the time shares underlying the RSUs and performance awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the RSUs or performance awards awarded. For performance-based awards where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance. FPM means “financial performance metric” and TSR means “total shareholder return.”

	Type of Grant	Number of Shares Issuable at Maximum Performance	Estimated Future Payout at Maximum Performance ($ in 000’s)
Matthew J. Murphy	TSR Units	115,517	$2,543
	FPM Units	154,022	$3,390

Jean Hu	TSR Units	41,913	$923
	FPM Units	55,884	$1,230

Neil Kim	TSR Units	35,166	$774
	FPM Units	46,888	$1,032

Mitchell Gaynor	TSR Units	26,580	$585
	FPM Units	35,440	$780

Raghib Hussain	TSR Units	52,265	$1,050
	FPM Units	69,686	$1,400

(3)

The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under our annual incentive plan. Further information regarding the fiscal 2019 awards is included in the section entitled “Elements of Compensation — Cash Bonus (Annual Incentive Plan)” in the Compensation Discussion and Analysis section of this proxy statement.

(4)	This amount includes the Company’s matching contribution to Mr. Murphy’s 401(k) account in the amount of $4,000, and $720 as the premium for his basic life insurance.
(5)	This amount includes the Company’s matching contribution to Ms. Hu’s 401(k) account in the amount of $4,000 and $720 as the premium for her basic life insurance.
(6)	This amount represents the Company’s matching contribution to Mr. Kim’s 401(k) account in the amount of $4,000, and $504 as the premium for his basic life insurance.
(7)	This amount represents the Company’s matching contribution to Mr. Gaynor’s 401(k) account in the amount of $4,000 and a $720 as the premium for his basic life insurance.
(8)

This amount includes Mr. Hussain’s vacation pay cash-out in the amount of $34,330 in connection with the Cavium merger, the Company’s matching contribution to Mr. Hussain’s 401(k) account in the amount of $460, and $219 as the premium for his basic life insurance.

Grants of Plan-Based Awards in Fiscal 2019

The following table shows the plan-based equity and non-equity awards for fiscal 2019 for our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	1,200,000	2,400,000	—	—	—		—	—
	4/15/2018	—	—	—	38,506	77,011	154,022	(3)	—	1,641,798
	4/15/2018	—	—	—	38,506	77,011	115,517	(4)	—	1,693,472
	4/15/2018	—	—	—	—	—	—		102,681	2,218,012

Jean Hu	—	0	480,000	960,000	—	—	—		—	—
	4/15/2018	—	—	—	13,971	27,942	55,884	(3)	—	595,695
	4/15/2018	—	—	—	13,971	27,942	41,913	(4)	—	614,445
	4/15/2018	—	—	—	—	—	—		37,256	804,767

Neil Kim	—	0	337,500	675,000	—	—	—		—	—
	4/15/2018	—	—	—	11,722	23,444	46,888	(3)	—	499,803
	4/15/2018	—	—	—	11,722	23,444	35,166	(4)	—	515,534
	4/15/2018	—	—	—	—	—	—		31,259	675,226

Mitchell Gaynor	—	0	352,500	705,000	—	—	—		—	—
	4/15/2018	—	—	—	8,860	17,720	35,440	(3)	—	377,773
	4/15/2018	—	—	—	8,860	17,720	26,580	(4)	—	389,663
	4/15/2018	—	—	—	—	—	—		23,626	510,345

Raghib Hussain	—	0	337,500	675,000	—	—	—		—	—
	8/15/2018	—	—	—	17,422	34,843	69,686	(3)	—	675,954
	8/15/2018	—	—	—	17,422	34,843	52,265	(4)	—	634,491
	8/15/2018	—	—	—	—	—	—		104,529	2,051,277

(1)

The amounts represent the threshold, target and maximum dollar payouts under our AIP for fiscal 2019. There is no payout at threshold performance. Actual awards are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Elements of Executive Compensation — Cash Bonus (Annual Incentive Plan)” in the Compensation Discussion and Analysis section of this proxy statement. Mr. Hussain’s target and maximum bonus amounts have not been pro-rated for his time of service with the Company.

(2)

The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each stock award will depend on the price per share of our common shares at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

(3)

These Financial Performance Awards are earned and vest (i) 30% based on fiscal 2020 revenue; and (ii) 70% on the Company’s non-GAAP operating income for fiscal 2020. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal 2020. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021.

(4)

These TSR Performance Awards are earned and vest based on the achievement of TSR objectives measured as of April 5, 2021. TSR is measured for the period beginning April 15, 2018 to April 5, 2021 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of the performance period. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021.

(5)

These restricted stock units vest over time at a rate of 33.34% on 4/15/2019 and the remaining units vest at a rate of 8.33% on the 15th day of each fiscal quarter beginning in July 2019, other than Raghib Hussain’s restricted stock units that vest at a rate of 33%, 33% and 34% of the shares on each of 8/15/19, 8/15/20 and 8/15/21.

Outstanding Equity Awards at Fiscal 2019 Year-End

Restricted Stock Units

	Stock Awards
Name	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Matthew J. Murphy	112,886	(2)	2,078,231	—		—
	137,652	(3)	2,534,173	—		—
	210,156	(4)	3,868,972	—		—
	—		—	210,000	(5)	3,866,100
	75,307	(8)	1,386,402	—		—
	—		—	84,299	(9)	1,551,945
	132,350	(10)	2,436,564	—		—
	102,681	(12)	1,890,357	—		—
	—		—	77,011	(13)	1,417,773
	—		—	77,011	(14)	1,417,773

Jean Hu	51,709	(3)	951,963	—		—
	78,946	(4)	1,453,396	—		—
	17,895	(6)	329,447	—		—
	30,124	(8)	554,583
	—		—	33,720	(9)	620,785
	52,941	(10)	974,644	—		—
	37,256	(12)	685,883	—		—
	—		—	27,942	(13)	514,412
	—		—	27,942	(14)	514,412

Neil Kim	—		—	60,830	(9)	1,119,880
	95,504	(10)	1,758,229	—		—
	54,066	(11)	995,355	—		—
	31,259	(12)	575,478	—		—
	—		—	23,444	(13)	431,604
	—		—	23,444	(14)	431,604

Mitchell Gaynor	27,529	(3)	506,809	—		—
	42,030	(4)	773,772	—		—
	18,460	(7)	339,849	—		—
	21,908	(8)	403,326	—		—
	—		—	24,524	(9)	451,487
	38,503	(10)	708,840	—		—
	23,626	(12)	434,955	—		—
	—		—	17,720	(13)	326,225
	—		—	17,720	(14)	326,225

Raghib Hussain	—		—	34,843	(13)	641,460
	—		—	34,843	(14)	641,460
	—		—	—		—
	111,871	(15)	2,059,545	—		—
	104,529	(16)	1,924,379	—		—

Options

	Option Awards (17)
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date
Raghib Hussain	40,339	—	$9.33	3/23/2023
	100,848	—	$9.38	2/27/2024
	126,188	19,764(18)	$12.12	2/11/2023
	51,440	541(19)	$15.58	2/16/2022
	85,809	30,215(20)	$16.31	2/10/2024

(1)

The price per share of our common shares on the last trading day of fiscal 2019 was $18.41 as reported on the Nasdaq Global Select Market on February 1, 2019. The market value of the unvested units is equal to the applicable number of units multiplied by $18.41.

(2)	47,636 of the restricted stock units vest on 7/15/19; 65,250 of the restricted stock units vest as to 32,625 shares on April 11, 2019 and as to 32,625 shares on July 11, 2019.
(3)

These TSR Performance Awards are earned and vest based on the achievement of TSR objectives measured as of the end of the Company’s 2019 fiscal year (i.e., February 2, 2019). TSR is measured for the period beginning August 10, 2016 to the end of fiscal 2019 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC assessed the Company’s performance at the end of fiscal 2019 and determined that 131% of the shares had been earned. The earned shares vest three years from the date of grant (generally the 15th of the month after the date of the named executive officer’s commencement of employment), subject to the named executive officer’s continued employment through the vesting date.

(4)

These Financial Performance Awards are earned and vest based (i) 30% on the average of the Company’s non-GAAP gross margin (% of revenue) for fiscal 2017 and 2018, and (ii) 70% on the Company’s total non-GAAP operating income for fiscal 2017 and 2018. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC assessed the Company’s performance at the end of fiscal 2018 and determined that 200% of the shares had been earned. The earned shares vest three years from the date of grant (generally the 15th of the month after the date of the named executive officer’s commencement of employment), subject to the named executive officer’s continued employment through the vesting date.

(5)

This TSR Performance Award vests based on the achievement of TSR objectives measured from July 11, 2016 (the commencement date of Mr. Murphy’s employment) through July 11, 2019 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following July 11, 2019. If Mr. Murphy’s employment is terminated without Cause or he resigns for Good Reason, both as defined in his Severance Agreement with the Company, the performance measurement period will be deemed to end on the date five business days before Mr. Murphy’s employment termination date and the achievement of the performance metrics will be calculated by the ECC with respect to such shortened measurement period.

(6)	The restricted stock units vest as to 17,895 shares on 9/15/19.
(7)	The restricted stock units vest as to 18,460 shares on 6/15/19.

(8)	The restricted stock units vest as to 49.25% and 50.75% of the shares on each of 4/15/19 and 4/15/20, respectively.
(9)

These TSR Performance Awards are earned and vest based on the achievement of TSR objectives measured as of the end of the Company’s 2020 fiscal year. TSR is measured for the period beginning April 15, 2017 to the end of fiscal 2020 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal 2020.

(10)

These Financial Performance Awards are earned and vest (i) 30% based on fiscal 2019 revenue compound annual growth rate (CAGR) compared to fiscal 2017; and (ii) 70% on the Company’s total combined non-GAAP operating income for fiscal 2018 and 2019. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC assessed the Company’s performance at the end of fiscal 2019 and determined that 157% of the shares had been earned. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2020, other than Mr. Kim’s shares that will vest on May 15, 2020.

(11)	The restricted stock units vest as to 26,629 and 27,437 shares on 5/15/19 and 5/15/20, respectively.
(12)	These restricted stock units vest over time at a rate of 33.34% on 4/15/2019 and the remaining units at a rate of 8.33% on the 15th day of each fiscal quarter beginning in July 2019.
(13)

These Financial Performance Awards are earned and vest (i) 30% based on fiscal 2020 revenue; and (ii) 70% on the Company’s non-GAAP operating income for fiscal 2020. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal 2020. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021.

(14)

These TSR Performance Awards are earned and vest based on the achievement of TSR objectives measured as of April 5, 2021. TSR is measured for the period beginning April 15, 2018 to April 5, 2021 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of the performance period. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021.

(15)

Restricted stock units vest as to 29,996 shares on 1/31/20; 33,068 of the restricted stock units vest as to 16,534 and 16,534 shares on 1/31/20 and 1/31/21, respectively; 48,807 of the restricted stock units vest as to 16,269 of the shares on each of 1/31/20, 1/31/21 and 1/31/22, respectively. Awards were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.

(16)	The restricted stock units vest as to 33%, 33% and 34% of the shares on each of 8/15/19, 8/15/20 and 8/15/21, respectively.
(17)	Option awards were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.
(18)	The options vest 7.69% monthly starting on February 11, 2019.
(19)	541 shares vest on February 16, 2019.
(20)	The options vest 4% monthly starting on February 10, 2019.

Options Exercised and Stock Vested in Fiscal 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Matthew J. Murphy	213,826	$4,399,878
Jean Hu	32,204	$656,011
Neil Kim	26,628	$577,828
Mitchell Gaynor	28,706	$630,027
Raghib Hussain	288,365	$5,963,775

(1)	Value realized on vesting equals the number of vested shares multiplied by the market value of the Company’s shares on the vesting date.

None of the named executive officers exercised options in fiscal 2019.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2019.

Nonqualified Deferred Compensation

None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2019.

Chief Executive Officer Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2019, the principal executive officer of the Company was our President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2019, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $7,166,309, and our median employee’s annual total compensation was $162,933, resulting in a pay ratio of approximately 44:1.

In accordance with Item 402(u) of Regulation S-K and consistent with the process we adopted to identify our median for fiscal 2018, we identified the median employee as of December 29, 2018 (the last business day of calendar 2018) by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity grants in fiscal 2019, as of the determination date, and (ii) ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date. This calculation was performed for all employees of the Company, excluding Mr. Murphy.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Employment Contracts, Severance Agreements and Change-in-Control Arrangements

During fiscal 2019, we had the following agreements with our named executive officers:

Matthew J. Murphy. Concurrently with the commencement of his employment, Mr. Murphy and the Company entered into a severance agreement pursuant to which, if Mr. Murphy’s employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to (i) the sum of his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

In addition, Mr. Murphy’s offer letter provides that if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined in his severance agreement), his hire on equity awards will vest in full, with any related performance metrics measured as of his termination date.

Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment following a Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target bonus for the fiscal year in which an involuntary termination occurs, and (iii) annual target bonus for fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage.

Jean Hu, Raghib Hussain, Neil Kim and Mitchell Gaynor. Ms. Hu, and Messrs. Hussain, Kim and Gaynor are Tier 2 participants in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment following a Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.

Mitchell Gaynor. Concurrently with the commencement of his employment, Mr. Gaynor and the Company entered into a severance agreement pursuant to which, if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to the sum of (i) his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

Raghib Hussain. Concurrently with the commencement of his employment after the Cavium merger, Mr. Hussain and the Company entered into an offer letter pursuant to which the treatment of certain Cavium equity awards upon the consummation of a change in control of Cavium was addressed. To the extent Mr. Hussain’s stock options, Cavium performance based restricted stock units or Cavium service based restricted stock units contain provisions that would provide for the accelerated vesting of such awards following a Cavium Change in Control if he is terminated without Cause or resigns for Good Reason (as such terms are defined in such awards):

•

The Company agreed that on or any time after the merger closing he may elect to cause up to one half of the unvested amount of each such outstanding award at the time of closing to vest without the need for his employment to terminate or for him to resign (such vested awards will be cashed out, less amounts withheld for taxes, at the market price on such date). In connection with the merger with Cavium, Mr. Hussain elected to vest 200,120 RSUs and 73,415 options.

•

Mr. Hussain agrees that for a period of 18 months commencing with the merger closing date, payment of the compensation in his offer letter or a change to his duties, authority or responsibilities shall not constitute a termination of employment or form the basis for a resignation for “Good Reason” or a similar term under any agreement he had with Cavium or its parents, subsidiaries, or affiliates.

•	Mr. Hussain agrees that any transfer from Cavium to the Company or any wholly-owned subsidiary of the Company does not constitute a termination without causes.

Except as provided above, his Cavium restricted stock units, performance-based restricted stock units, and stock options, if any, outstanding at the time of the closing of the merger were assumed by the Company and converted into awards to receive stock as provided in the Agreement and Plan of Merger and will continue to vest (subject to his continued employment) in accordance with their original vesting schedule.

Potential Payments on Termination or Change in Control

The following table shows the potential payments upon termination of employment or a change in control for the named executive officers, other than as noted below. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on February 2, 2019, the last business day of fiscal 2019; (ii) the value of restricted stock unit acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2019, which was February 1, 2019 ($18.41) by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata bonus was earned at target for each individual.

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control(1)($)	Involuntary Termination within 18 months of Change in Control or Voluntary Termination for “Good Reason” following Change in Control($)
Matthew J. Murphy
Cash Severance	800,000	1,600,000
Bonus	1,200,000	2,400,000
Pro-Rata Bonus	—	1,200,000
Intrinsic Value of Equity Acceleration	13,120,697	21,172,071
Health and Welfare Benefits	24,922	49,056
Total	15,145,619	26,421,127

Jean Hu
Cash Severance	—	720,000
Bonus	—	720,000
Pro-Rata Bonus	—	480,000
Intrinsic Value of Equity Acceleration	—	5,832,454
Health and Welfare Benefits	—	22,196
Total	—	7,774,650

Neil Kim
Cash Severance	—	675,000
Bonus	—	506,250
Pro-Rata Bonus	—	337,500
Intrinsic Value of Equity Acceleration	—	4,424,751
Health and Welfare Benefits	—	26,035
Total	—	5,969,536

Mitchell Gaynor
Cash Severance	470,000	705,000
Bonus	352,500	528,750
Pro-Rata Bonus	—	352,500
Intrinsic Value of Equity Acceleration	—	3,761,531
Health and Welfare Benefits	19,395	29,092
Total	841,895	5,376,873

Raghib Hussain
Cash Severance	—	675,000
Bonus	—	506,250
Pro-Rata Bonus as of Cavium Closing	—	168,750
Intrinsic Value of Equity Acceleration	—	2,889,995
Health and Welfare Benefits	—	40,332
Total	—	4,280,327

(1)	If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under the Severance Agreements.

Termination Due to Death or Disability.

Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (which shall mean that the holder of the equity award (i) has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is determined to be totally disabled by the Social Security Administration) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:

•	for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

•

for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

•

for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Payments Upon Termination as a Result of Death or Permanent Disability($)(1)
Matthew J. Murphy	22,448,289
Jean Hu	6,599,525
Neil Kim	5,617,094
Mitchell Gaynor	4,271,488
Raghib Hussain	4,913,997	(2)

(1)	Excludes life insurance payment which is provided to all salaried employees.
(2)	Assumes options are exercised for cash payment of the exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The audit committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest. Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:

•

Employment of executive officers. Any employment by us of an executive officer if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the ECC approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•

Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.

•

Transactions where all shareholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•

Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

•

Transactions involving another public company with a common institutional shareholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bye-laws or applicable law.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

ADDITIONAL INFORMATION

Future Shareholder Proposals and Nominations for the 2020 Annual General Meeting

We expect to hold our 2020 Annual General Meeting on or about June 28, 2020. Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2020 Annual General Meeting, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below, no later than January 17, 2020. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an Annual General Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bye-laws. In accordance with Section 35 of the Bye-laws, shareholder nominations and proposals may be voted on at an Annual General Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by us not less than 90 nor more than 120 clear days prior to the one-year anniversary of the date for our 2019 Annual General Meeting, which anniversary date is June 28, 2020. To comply with the Bye-laws, a shareholder must provide appropriate notice to us no earlier than February 29, 2020 and no later than March 30, 2020. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bye-laws as then in effect. Our Board will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-laws and whether any such proposal will be acted upon at the Annual General Meeting.

Our Bye-laws contain a proxy access provision, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the Bye-laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2020 Annual General Meeting pursuant to these proxy access provisions in Section 13 of our Bye-laws, we must receive proper written notice of any such nomination no earlier than the close of business on January 17, 2020 and no later than the close of business on February 16, 2020. In each case, the notice must include information specified in our Bye-laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

If, however, the 2020 Annual General Meeting is not within 30 days before or after the anniversary of this year’s Annual General Meeting, we must receive such notice under both our advance notice and proxy access Bye-laws not more than 120 clear days prior to such meeting and not less than 90 clear days prior to such meeting or 10 clear days following the public announcement of the meeting date.

We will not entertain any proposals or nominations at the 2020 Annual General Meeting that do not meet the requirements set forth in our Bylaws. We encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All shareholder proposals or nominations pursuant to this section may be sent to our Assistant Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or

(ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next Annual General Meeting. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next Annual General Meeting notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next Annual General Meeting. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an Annual General Meeting by notice deposited at our registered office in the manner provided by the Companies Act.

House Holding — Shareholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “house holding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.

We expect that a number of brokers with account holders who are our shareholders will be “house holding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “house holding” communications to your address, “house holding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, House Holding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, CA 95054, telephone number (408) 222-3274.

Any shareholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about house holding.

Adjournment of the 2019 Annual General Meeting of Shareholders

In the event there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual General Meeting, the Annual General Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies solicited by our Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual General Meeting and adjournment is for a period of not less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to our shareholders other than an announcement of the time and place at the Annual General Meeting. A majority of the shares represented and voting at the Annual General Meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual General Meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 2019, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA 95054, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

Santa Clara, California

May 16, 2019

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MARVELL TECHNOLOGY GROUP LTD.

June 28, 2019

PROXY VOTING INSTRUCTIONS

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual General Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

00033333333333300100 4 062819

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

IMPORTANT NOTICE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

MARVELL TECHNOLOGY GROUP LTD. June 28, 2019 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. MAIL Vote online/phone—Sign, dateuntiland11:59mailPMyourEST proxy the daycardbefore in the the meeting. envelope COMPANY NUMBER provided as soon as possible. the IN PERSON Annual General—You may Meeting. vote your shares in person by attending ACCOUNT NUMBER GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Annual Report on 10-K, Shareholder Letter and Proxy Card are available at http://www.astproxyportal.com/ast/25269 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00033333333333300100 4 062819 PLEASE THE BOARD SIGN, DATE OF DIRECTORS AND RETURN RECOMMENDS PROMPTLY INTHATTHE YOU ENCLOSED VOTE “FOR” ENVELOPE. THE NOMINEES PLEASE MARKLISTED YOUR IN PROPOSAL VOTE IN BLUE 1 ANDOR“FOR“BLACK PROPOSALS INK AS SHOWN 2 AND HERE: 3. x 1. Election of Directors: FOR AGAINST ABSTAIN TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE Tudor Brown SIDE OF THIS CARD. IMPORTANT NOTICE Brad Buss YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE Edward H. Frank COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. Richard S. Hill Oleg Khaykin Bethany Mayer Donna Morris Matthew J. Murphy Michael Strachan Robert E. Switz JOHN SMITH 2. An advisory (non-binding) vote to approve compensation of our named 1234 MAIN STREET executive officers. APT. 203 3. The appointment of Deloitte & Touche LLP as our auditors and NEW YORK, NY 10038 independent committee, actingregistered on behalfaccounting of ourfirm,board and authorization of directors,oftothefixaudit the remuneration of the auditors and independent registered accounting firm, in both cases for the fiscal year ending February 1, 2020. To indicatechangeyourthenewaddressaddress on your in the account,address pleasespace checkabove.the Please box at note right and that MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. changes this method. to the registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of Shareholder Date: Note: titlePlease as such. sign exactly If the signer as your is aname corporation, or namespleaseappearsignonfullthis corporate proxy. Whenname shares by dulyare authorized held jointly,officer,eachgivingholderfull should title assign.such. When If the signersigningisas a partnership, executor, administrator, please sign attorney, in partnershiptrusteename or guardian, by authorizedplease person. give full

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD. June 28, 2019 Marvell Semiconductor, Inc. 5488 Marvell Lane Santa Clara, CA 95054 1 MARVELL TECHNOLOGY GROUP LTD. Proxy Solicited on Behalf of the Board of Directors for Annual General Meeting of Shareholders The undersigned hereby appoint(s) Jean Hu and Mitchell Gaynor, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Marvell Technology Group Ltd. as indicated on the proposals referred to on the reverse side hereof at the annual general meeting of its shareholders to be held on June 28, 2019, and at any adjournments or postponements thereof, and in their or his or her discretion upon any other matter that may properly come before said meeting. (Continued and to be signed on the reverse side) COMMENTS: 14475